Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111



April 11, 2006


VIA EDGAR AND HAND DELIVERY

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549-0506

 Re:       Great-West Life & Annuity Insurance Company
           Post-Effective Amendment No. 6 to Registration Statement on Form S-3 File No. 333-95839

Commissioners:

         Registrant and principal underwriter hereby requests, pursuant to Rule 461 under the Securities Act of 1933, that the Commission declare the enclosed Registration Statement effective on May 1, 2006, or as soon thereafter as practicable.

         Registrant and principal underwriter represents that this request is consistent with the public interest and the protection of investors.

                                    Very truly yours,

                                    Great-West Life & Annuity Insurance Company


                                    By:  /s/ Chris Bergeon

                                    Name:  Chris Bergeon

                                    Title: Vice President, Financial
                                           Institutions Markets